10(kkk)

     This INDENTURE OF LEASE, made and entered into this 1st day of September, 1990, by and between Dean A. Clark, hereinafter called the lessor and Dave Johnston, dba: CTI, hereinafter called the lessee.

    WITNESSETH, In consideration of the covenants, agreements and stipulations herein contained on the part of the lessee to be paid, kept and faithfully performed, lessor does hereby lease, demise and let unto the said lessee those certain premises, as is, situated in the City of Portland, County of Multnomah and State of Oregon, known and described as follows:

        Lots 1,2, and 24, block 7, south Portland,
        City of Portland, Multnomah County, Oregon.
        Also known as 6105 S.W. Macadam.
        Ground floor level

    To have and to Hold the said described premises unto the said lessee for a period of time commencing with the 1st day of September, 1990, and ending at midnight on the 31 day of August, 1999, at and for a rental of $2525.00/ MO for the whole of said term payable in lawful money of the United States at 6105 S.W. Macadam/Dean Clark, City of Portland, State of Oregon, at the following times and in the following amounts, to-wit:

       Month 1     $0.00
       Month 2-60  $2525.00 per month

    This lease included triple net charges (taxes, maintenance utility costs)

     * See addendum to lease regarding property tax increases

    In consideration of the leasing of said premises and of the mutual agreements herein contained, each party hereto does hereby expressly covenant and agree to and with the other as follows:

LESSEE'S ACCEPTANCE OF LEASE/ USE OF PREMISES:

    (1) The Lessee accepts said letting and agrees to pay to the order of the lessor of the rentals above stated for the full term of this lease, in advance, at the times and in the manner aforesaid.

    (2a) The lessee shall use said demised premises during the term of this lease for the conduct of the following business: General office use, and for no other purpose whatsoever without lessor's written consent.

    (2b) The lessee will not make any unlawful or improper or offensive use of said premises; he will not suffer any strip or waste thereof; he will not permit any objectionable noise or odor to escape or be emitted from said premises or do anything or permit anything to be done upon or about said premises in any way tending to create a nuisance; he will not sell or permit to be sold any spirituous, vinous or malt liquors on said premises, excepting such lessee may be licenses by law to sell and as may be herein expressly permitted; nor will he sell or permit to be sold any controlled substance on or about the premises.

    (2c) The lessee will not allow the leased premises at any time to fall into such a state of repair or disorder as to increase the fire hazard thereon; he shall not install any power machinery on said premises except under the supervision and with the written consent of the lessor; he shall not store gasoline or other highly combustible materials on said premises at any time; he will not sue said premises in such a way or for such purpose that the fire insurance rate on the building in which said premises are located is thereby increased or that would prevent the lessor from taking advantage of any rulings of any agency of the state in which said leased premises are situated or its successors which would allow the lessor to obtain reduced premium rates for long term fire insurance policies.

    (2d) Lessee shall comply at lessee's own expense with all laws and regulations of municipal, county, state, federal or other public authority respecting the use of said premises.

    (2e) The lessee shall regularly occupy and use the demised premises for the conduct of lessee's business and shall not abandon or vacate the premises for more than ten days without written approval of lessor.

UTILITIES

   (3) The lessee shall pay for all heat, light, water, power, and other services or utilities used in the above demised premises during the term of the lease.

REPAIRS AND IMPROVEMENTS

    (4a) The lessor shall not be required to make any repairs, alterations, additions or improvements to or upon said premises during the term of the lease, except only in those hereinafter specifically provided for; the lessee hereby agrees to maintain and keep said premises including all interior and exterior doors, heating, ventilating and cooling systems, interior wiring, plumbing and drain pipes to sewers of septic tank, in good order and repair during the entire term of this lease at lessee's own cost and expense, and to replace all glass which may be broken or damaged during the term hereof in the windows and doors of said premises with glass of as good or better quality as that now in use; lessee further agrees that he will make no alterations, additions or improvements to or upon said premises without written consent of the lessor first being obtained.

    (4b) The lessor agrees to maintain in good order and repair during the term of the lease the exterior walls, roof, gutters, downspouts and foundations of the building in which the demised premises are situated and the sidewalks thereabouts. It is understood and agreed that the lessor reserves and at any and all times shall have the right to alter, repair or improve the building of which said demised premises are a part, or to add thereto and for that purpose at any time may erect scaffolding and all other necessary structures about and upon the demised premises and lessor and lessor's representatives, contractors and workmen for that purpose may enter in or about the said demised premises with such materials as lessor may deem necessary therefor, and lessee waives any claim to damages, including loss of business resulting therefrom.

LESSOR'S RIGHT OF ENTRY

(5) It shall be lawful for the lessor, his agents and representatives, at any reasonable time to enter into or upon said premises for the purpose of examining the condition thereof, or any other lawful purposes.

RIGHT OF ASSIGNMENT

(6) The lessee will not assign, transfer, pledge, hypothecate, surrender or dispose of this lease, or any interest herein, sub let, or permit any other person or persons whomsoever to occupy the demised premises without the written consent of the lessor first being obtained in writing; this lease is personal to said lessee; lessee's interest, in whole or in part, cannot be sold, assigned, transferred, seized or taken by operation of law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the lessee or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the lessee or in any other manner, except as above mentioned.

LIENS

(7) The lessee will not permit any lien of any kind, type or description to be placed or imposed upon the building in which said leased premises are situated, or any part thereof, or the real estate on which it stands.

ICE SNOW DEBRIS

(8) If the premises herein leased are located at street level, then at all times lessee shall keep the sidewalks in front of the demised premises free and clear of ice, snow, rubbish, debris and obstruction; and if the lessee occupies the entire building, he will not permit rubbish, debris, ice or snow to accumulate on the roof of said building so as to stop up or obstruct gutters or downspouts or cause damage to said roof, and will save harmless and protect the lessor against any injury whether to lessor or lessor's property or to any other person or property caused by his failure in that regard.

OVERLOADING OF FLOORS

(9) The lessee will not overload the floors of said premises in such a way as to cause any undue or serious stress or strain upon the building in which said demised premises are located, or any part thereof, and the lessor shall have the right at any time, to call upon any competent engineer or architect whom the lessor may choose, to decide whether or not floors of said premises, or any part thereof, are being overloaded so as to cause any undue or serious stress or strain on said building, or any part thereof, and the decision of said engineer or architect shall be final and binding upon the lessee; and in the event the that the engineer or architect so called upon shall decide that in his opinion the stress or strain is such as to endanger or injure the building, or any part thereof, then and in that event the lessee agrees immediately to relieve said stress or strain either by reenforcing the building or lightening the load which caused the stress or strain in a manner satisfactory to the lessor.

ADVERTISING SIGNS

(10) The lessee will not use the outside walls of said premises, or allow signs or devices of any kind to be attached thereto or suspended therefrom, for advertising or displaying the name or business of the lessee or for any purpose whatsoever without the written consent of lessor; however, the lessee may make use of the windows of said leased premises to display the lessee's name and business when the workmanship of such signs shall be of good quality and permanent nature; provided further that the lessee may not suspend or place within said windows or paint thereon any banners, signs, sign-boards or other devices in violation of the intent and meaning of this section.

LIABILITY INSURANCE

(11) The lessee further agrees at all times during the term hereof, at his own expense, to maintain, keep in effect, furnish and deliver to lessor liability insurance policies in form and with an insurer satisfactory to the lessor, insuring both the lessor and the lessee against all liability for damages to person or property in or about said leased premises; the amount of
said liability insurance shall not be less than $  *     for injury to one
person, $   *   for injuries arising out of any  one accident and not less
than $   *    for property damage. Lessee agrees to and shall indemnify

* combined single limit of $500,000
and hold lessor harmless against any and all claims and demands arising from the negligence of the lessee, his officers, agents, invitees, and/or employees, as well as those arising from lessee's failure to comply with any covenant of this lease on his part to be performed, and shall at his won expense defend the lessor against any and all suits or actions arising out of such negligence, actual or alleged, and all appeals therefrom and shall satisfy and discharge any judgment which may be awarded against lessor in any such suit or action.

FIXTURES

(12) All partitions, plumbing, electrical wiring, additions to or improvements upon said leased premises, whether installed by lessor or lessee, shall be and become part of the building as soon as installed and the property of the lessor unless otherwise herein provided .

LIGHT AND AIR

(13) This lease does not grant any rights of access to light and air over property.

DAMAGE BY CASUALTY, FIRE AND DUTY TO REPAIR

(14) In the event of the destruction of the building in which said leased premises are located by fire or other casualty, provided, however, that in the event of damage to said building by fire or other casualty to the extent of 50 per cent or more of the sound value of the building, the lessor may or may not elect to repair said building; written notice of lessor's said election shall be given lessee within fifteen days after the occurrence of said damage; if said notice is not so given, lessor conclusively shall be deemed to have
elected not to repair;   in the event the lessor elects not to repair the
building, then in that event this lease shall terminate with the date of said damage; but if the building in which said leased premises are located be but partially destroyed and the damage so occasioned shall not amount to the extent indicated above, or if greater than said extent and lessor elects to repair, as aforesaid, then the lessor shall repair said building with all convenient speed and shall have the right to take possession and occupy, to the exclusion of the lessee, all or any part of said building in order to make the necessary repairs, and the lessee hereby agrees to vacate upon request, all or any part of said building which the lessor may require for the purpose of making the necessary repairs, and for the period of time between the day of such damage and until such repairs have been substantially completed there shall be such an abatement of rent as the nature of the injury or damage and its interference with the occupancy of said leased premises by said lessee shall warrant; however, if the premises be but slightly injured and the damage so occasioned shall not cause any material interference with the occupation of the premises by said lessee, then there shall be no abatement of rent and the lessor shall repair damage with all convenient speed.

WAIVER OR SUBROGATION RIGHTS

(15) Neither the lessor nor the lessee shall be liable to the other for loss arising out of damage to or destruction of the leased premises, of the building or improvement of which the leased premises are a part of with which they are connected, or the contents of any thereof, when such loss is caused by any of the perils which are or could be included within or insured against by a standard form of fire insurance with extended coverage, including sprinkler leakage insurance, if any, All such claims for any and all loss, however caused, hereby are waived. Such absence of liability shall exist whether or not the damage or destruction is caused by the negligence of either lessor or lessee or by any of their respective agents, servants or employees. It is the intention and agreement of the lessor and lessee that the rentals reserved by this lease have been fixed in contemplation that each party shall fully provide his own insurance protection at his own expense, and that each party shall look to his respective insurance carriers for reimbursement of any such loss, and further, that the insurance carriers involved shall not be entitled to subrogation under any circumstances against any party to this lease. Neither the lessor nor the lessee shall have any interest or claim in the other's insurance policy or policies, or the proceeds thereof, unless specifically covered therein as a joint assured.

EMINENT DOMAIN

(16) In case of the condemnation or purchase of all or any substantial part of the said demised premises by any public or private corporation with the power of condemnation this lease may be terminated, effective on the date possession is taken, by either party hereto on written notice to the other and that case the lessee shall not be liable for any rent after the termination date. Lessee shall not be entitled to and hereby expressly waives any right to any part of the condemnation award or purchase price.

FOR SALE AND FOR RENT SIGNS

(17) During the period of 120 days prior to the date above fixed for the termination of said lease, the lessor herein may post on said premises or in the windows thereof signs of moderate size notifying the public that the premises are "for sale" or "for lease."

DELIVERING UP PREMISES ON TERMINATION

(18) At the expiration of said term or upon any sooner termination thereof, the lessee will quit and deliver up said leased premises and all future erections or additions to or upon the same, broom-clean, to the lessor or those having lessor's estate in the premises, peaceable, quietly, and in good order and condition, reasonably use and wear thereof, damage by fire, unavoidable casualty and the elements alone excepted, as the same are now in or hereafter may be put in by the lessor.

ADDITIONAL COVENANTS OR EXCEPTIONS.

(19)  See attached addendum.

ATTACHMENT BANKRUPT DEFAULT

     PROVIDED, ALWAYS, and these presents are upon these conditions that (1) if the lessee shall be in arrears in the payment of said rent for a period of ten days after the same becomes due, or (2) if the lessee shall fail or neglect to do, keep, perform or observe any of the covenants and agreements contained herein if lessee's part to be done, kept, performed and observed and such default shall continue for ten days or more after written notice of such failure or neglect shall be given to lessee, or (3) if the lessee shall be declared bankrupt or insolvent according to law, or (4) if any assignment of lessee's property shall be made for the benefit of creditors, or (5) if on the expiration of this lease lessee fails to surrender possession of said leased premises, then and in either or any of said cases or events, the lessor or those having lessor's estate in the premises, may terminate this lease and, lawfully, at his or their option immediately or at any time thereafter, without demand or notice, may enter into and upon said demised premised and every part thereof and repossess the same as of lessor's former estate, and expel said lessee and those claiming by, through and under losses and remove lessee's effects at lessee's expense, forcibly if necessary and store the same, all without being deemed guilty of trespass and without prejudice to any remedy which otherwise might be used for arrears of rent or preceding breach and covenant.

    Neither the termination of this lease by forfeiture nor the taking or recovery of possession of the premises shall deprive the lessor of any other action, right or remedy against lessee for possession, rent or damages, nor shall any omission by lessor to enforce any forfeiture right or remedy to which lessor may be entitled be deemed a waiver by lessor of the right to enforce the performance of all terms and conditions of this lease by lessee.

    In the event of any re-entry by lessor, lessor may lease or relet the premises in whole or in part to any tenant or tenants who may be satisfactory to lessor, for any duration, and for the best rent, terms and conditions as lessor may reasonably obtain. Lessor shall apply the rent received from any new tenant first to the cost of retaking and reletting the premises, including remodeling required to obtain any new tenant, and then to any arrears of rent and future rent payable under this lease and any other damages to which lessor may be entitled hereunder.

    Any property which lessee leaves on the premises after abandonment or expiration of the lease, or for more than ten days after any termination of the lease by landlord, shall be deemed to have been abandoned, and lessor may remove and sell said property at public or private sale as lessor sees fit, without being liable for an prosecution therefor or for damages by reason thereof, and the net proceeds of said sale shall be applied toward the expenses of landlord and rent as aforesaid, and the balance of such amounts, if any, shall be held for and paid to the lessee.

BOLDING OVER

    In the event the lessee for any reason shall hold over after the expiration of this lease, such holding over shall not be deemed to operate as a renewal or extension of this lease, but shall only create tenancy from month to month which may be terminated at will at any time by lessor.

ATTORNEY FEES AND COURT COSTS

    In case suit or action is instituted to enforce compliance with any of the terms, covenants or conditions of this lease, or to collect rental which may become due hereunder, or any portion thereof, the losing party agrees to pay such sum as the trial court may adjudge reasonable as attorney's fees to be allowed the prevailing party in such suit or action and in the event any appeal is taken from any judgment or decree in such suit or action, the losing party agrees to pay such further sum as the appellate court shall adjudge reasonable as prevailing party's attorney's fees on such appeal. The lessee agrees to pay and discharge all lessor's costs and expenses, including lessor's reasonable attorney's fees that shall arise from enforcing any provision or covenants of this lease even though no suit or action is instituted.

WAIVER

    Any waiver by the lessor of any breach of any covenant herein contained to be kept and performed by the lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent the lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise.

NOTICES

    Any notice required by the terms of this lease to be given by one party hereto to the other or desired so to be given, shall be sufficient if in writing contained in a sealed envelope, deposited in the U.S. Registered Mails with postage fully prepaid, and if intended for the lessor herein then it addressed to said lessor at 6105 S.W. Macadam/Dean Clark and if intended for the lessee, then it addressed to the lessee at 6105 S.W. Macadam Ave. Portland, Oregon 97201. Any such notice shall be deemed conclusively to have been delivered to the addressee thereof forty-eight hours after the deposit thereof in said U.S. Registered Mails.

HEIRS AND ASSIGNS

    All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto shall extend to, inure to the benefit of and bind, as the circumstances may require, the heirs, executors, administrators, successors and, so far as this lease is assignable by the term hereof, to assigns of such parties.

     In construing this lease, it is understood that the lessor or the lessee may be more than one person; that if the context so requires, the singular pronoun shall be taken to mean and include the plural, the masculine, the feminine and the neuter, and that generally all grammatical changes shall be made, assumed and implied to make the provisions hereof apply equally to corporations and to individuals.

     IN WITNESS WHEREOF, the respective parties have executed this instrument in duplicate on this, the day and year first hereinabove written, any corporation signature being by authority of its Board of Directors.

By:                                   /s/ Dave Johnston
-------------------                 -----------------------------
     DEAN A. CLARK                        Dave Johnston

                                     /s/ Beverly Johnston
                                     -----------------------------
                                       Beverly Johnston Witness

Dated:     July 19, 1990

Lessor:    Dean A. Clark

Lessee:    Dave Johnston

Property:  6105 S.W. Macadam Avenue
           Portland, Oregon

19. TAXES. In addition to the basic rental payable as provided above, Lessee further agrees that if, for any tax year which includes any part of the term hereof, the real property taxes levied against the land and building of which the leased premises is a part shall exceed the amount of taxes levied thereon for the tax year ending June 30, 1990, Lessee shall pay to lessor a sum equivalent to Forty-Five percent (45%) of the amount by which the taxes for such later tax year, applicable and pro-rated to any part of the term hereof, shall exceed the amount of taxes, or pe-rated part thereof, levied against said real property for the tax year ending June 30, 1990. Any additional rental which may become due under the provisions of this subparagraph shall be paid by Lessee to Lessor promptly upon Lessee's receiving appropriate billing therefor from Lessor.


Initials:  /s/ DJ
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